Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
American Spectrum Realty, Inc.
Houston, Texas
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-101154) of American Spectrum Realty, Inc. of our report dated March 10, 2009, relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.
Hein & Associates, LLP
Houston, Texas
March 10, 2009